UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

WATERMARK LODGING TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55461		46-5765413
(Commission File Number)		(IRS Employer Identification No.)

150 N. Riverside Plaza,		60606
Chicago,	Illinois
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 482-8600
(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Determination of Estimated Net Asset Value Per Share

Watermark Lodging Trust, Inc. (“we,” “our,” “WLT” and the "Company") announced today that our estimated net asset value (“NAV”) as of December 31, 2021 has been determined to be approximately $1.56 billion, or $6.29 per Class A share and $6.22 per Class T share, based on shares outstanding at December 31, 2021. The NAV was calculated, relying in part on an appraisal of the fair market value of our real estate portfolio at December 31, 2021, provided by CBRE Hotels (“CBRE”) and estimates of the fair market value of our mortgage debt at the same date provided by Robert A. Stanger & Co., Inc. (“Stanger”), both of which are independent consultants and service providers to the real estate industry. The net amount was then adjusted for the liquidation preference of the Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") and the Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") and other net assets and liabilities at December 31, 2021. The estimate produced by this calculation was then allocated to our Class A and Class T share classes based upon total shares outstanding for Class A common stock and Class T common stock, with an adjustment to the Class T allocation representing the distribution and shareholder servicing fee that is only applicable to holders of Class T common stock. The resulting estimate by share class was then divided over the total shares outstanding of each share class as of December 31, 2021 and rounded to the nearest $0.01 on a per share basis. For purposes of this calculation, Class A common stock includes Class A common stock outstanding at December 31, 2021, as well as units of limited partnership interest of CWI 2 OP, LP ("Operating Partnership") ("OP Units") and warrants to purchase OP Units that are convertible to Class A common stock.

The NAV has been calculated using a methodology conforming to the Investment Program Association’s Practice Guidelines for Valuations of Publicly Registered Non-listed REITs (April 2013) (the “(“IPA Guidelines”) and fair value accounting standards under generally accepted accounting principles in the United States. The independent directors of our board of directors approved the engagement of CBRE and Stanger, reviewed the methodologies used by CBRE and Stanger and recommended that the board of directors adopt the NAV.

The determination of NAV involves a number of assumptions and judgments. These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $6.29 per Class A Share or $6.22 per Class T Share if we were to liquidate or engage in another type of liquidity event today. In particular, the December 31, 2021 NAVs do not give effect to changes in value and investment activities after December 31, 2021.

The table below sets forth the material items included in the calculation of our NAVs. A summary of the methodologies used by CBRE and Stanger, as well as the assumptions and limitations of their work for us, follows the table.

		As of December 31, 2021 (in thousands, except share and per share amounts)
	Real estate appraised value	$3,560,400
(less)	Fair market value of mortgage debt	(1,963,147)
(less)	Series A Preferred Stock liquidation preference	(65,000)
(less)	Series B Preferred Stock liquidation preference	(231,255)
(plus)	Other balance sheet assets and liabilities	258,524
	NAV to be allocated to share classes	$1,559,522

	NAV allocated to Class A shares	$1,175,299
	Class A shares outstanding(1)	186,885,606
	NAV per Class A share(2)	$6.29

	NAV allocated to Class T shares	$384,223
(less)	Distribution and shareholder servicing fee	(4,199)
	NAV available to Class T shareholders	$380,024
	Class T shares outstanding	61,095,773
	NAV per Class T share(2)	$6.22
__________

(1)Includes 167,689,164 shares of Class A common stock, 2,417,996 OP Units and 16,778,446 warrants. The OP Units and warrants are convertible to Class A common stock.
(2)Rounded to the nearest $0.01.

The table below sets forth WLT's historical NAVs:

	Class A	Class T
Initial offering price	$10.00	$9.45
NAV as of December 31, 2015	10.53	10.53
NAV as of December 31, 2016	10.74	10.74
NAV as of December 31, 2017	11.11	11.11
NAV as of December 31, 2018	11.41	11.41
NAV as of September 30, 2020	5.51	5.45
NAV as of December 31, 2021	6.29	6.22

The primary factor contributing to the increase in our NAVs per share is the appreciation in hotel appraised values, which was partially offset by operating losses since the prior NAV valuation date. Further prospective appreciation of our portfolio's real estate value will be based on a range of factors, including the nature of the market recovery and asset type and location.

Appraised Real Estate Value

Summary of Methodology

CBRE appraised our real estate portfolio using the income approach of valuation, specifically a discounted cash flow analysis, as well as the sales comparison approach. The income method is a customary valuation method for income-producing properties, such as hotels. While CBRE was engaged to appraise the fair market value of our real estate portfolio in the aggregate, the appraisal was based on an analysis of each hotel property in our real estate portfolio. In performing this analysis, CBRE reviewed hotel property level information provided by the Company including: property operating data, prior appraisals as available, franchise agreements, management agreements, agreements governing the ownership structure of each property and other property level information. In addition, CBRE (i) discussed each hotel in our real estate portfolio with the Company, (ii) conducted an interview with a property contact or asset manager of each hotel, and (iii) reviewed information from a variety of sources about market conditions for each of our hotels.

After completing the reviews described above, CBRE developed a multi-year discounted cash flow analysis for each hotel based on a review of the historical property operating statements for the trailing four years, a review of the 2022 forecasts, as well as estimating occupancy, average daily room rate, revenues and expenses for each hotel based on an analysis of market demand. In addition, CBRE determined an estimated residual value of each hotel in the final year of the discounted cash flow analysis by estimating the next year’s net operating income and capitalizing that income at a capitalization rate indicative of the location, quality and type of the hotel. CBRE made deductions for capital expenditures based on discussions with the Company, their review of each property’s improvements and estimates of reserves for replacement going forward.

The discount rates and residual capitalization rates used to value our real estate portfolio were applied on a hotel-by-hotel basis, and were selected based on several factors, including industry surveys, discussions with industry professionals, hotel type, franchise, location, age, current room rates and other factors deemed appropriate. The discount rates applied to the estimated net operating cash flow projection of each hotel property ranged from approximately 7.3% to 10.5%, with a weighted average of approximately 8.5%. The residual capitalization rates applied to the hotel properties ranged from approximately 5.3% to 8.5% with a weighted average of approximately 6.5%.

Conclusion as to our Real Estate Portfolio Value

The result of the analysis outlined above was then adjusted to reflect the Company’s ownership interest in joint venture properties, including adjustments to appropriately capture specific joint venture waterfall structures. Based on the analyses outlined above, and subject to the assumptions and limitations below, the “as is” market value of our interest in our real estate portfolio as of December 31, 2021 was approximately $3.56 billion, reflecting an overall increase of approximately 1.5% from the original purchase price paid by either Carey Watermark Investors Incorporated or Carey Watermark Investors 2

Incorporated (excluding acquisition costs and operating deficits), plus post-acquisition capital investments. The resulting imputed capitalization rate based on the 2019 net operating income of our portfolio was approximately 5.5%.

Assumptions and Limitations

The appraisal is subject to certain assumptions and limiting conditions, including: (i) CBRE assumes no responsibility for matters of a legal nature affecting any of the hotels in our real estate portfolio and title to each property is assumed to be good and marketable and each hotel property is assumed to be free and clear of all liens unless otherwise stated; (ii) the appraisal assumes (a) responsible ownership and competent management of each hotel property, (b) no hidden or unapparent conditions of any hotel property’s subsoil or structure that would render such property more or less valuable, (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which CBRE’s opinion of value contained in the appraisal is based; (iii) the information upon which CBRE’s appraisal is based has been provided by or gathered from sources assumed to be reliable and accurate, including information that has been provided to CBRE by the Company, and CBRE is not responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any hotel property in our real estate portfolio are assumed to be completed in a workmanlike manner; (v) the physical condition of the property improvements are based on representations by us and CBRE assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) CBRE has made no survey of the hotel properties in the portfolio and has assumed that there are no soil, drainage or environmental issues that would impair its opinion of value; (vii) any projections of income and expenses included in the appraisal and the valuation parameters utilized are not predictions of the future; rather, they are CBRE’s best estimate of current market thinking as of the valuation date relating to future income and expenses and CBRE makes no warranty or representation that any such projections will materialize; (viii) CBRE’s opinion of value represents normal consideration for our portfolio sold unaffected by special terms, services, fees, costs, or credits incurred in a transaction; (ix) the existence of hazardous materials, which may or may not be present at any hotel property, was not disclosed to CBRE by the Company, and CBRE has no knowledge of the existence of such materials on or in any hotel property, nor is CBRE qualified to detect such hazardous substances and CBRE assumes no responsibility for the detection or existence of such conditions as such considerations are not within the scope of CBRE’s engagement; (x) CBRE has assumed that each hotel property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act and no investigation has been made by CBRE with respect to any potential environmental or Americans with Disabilities Act issues, as such investigation is not within the scope of CBRE’s engagement; and (xi) CBRE’s opinions of value do not reflect any potential premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market.

Fair Value of Debt

Summary of Methodology

Stanger performed a valuation of our property-level debt by reviewing available market data for comparable liabilities and applying selected discount rates to the stream of future debt payments. The discount rates were selected based on several factors including U.S. Treasury and London Interbank Offered Rate yields as of the valuation date, as well as loan specific items such as loan-to-value ratios, debt service coverage ratios, collateral property location, age and type (i.e. full-service, limited service, etc.), prepayment terms, and maturity and loan origination date. The discount rates ranged from 2.4% to 7.1% with a weighted average of approximately 4.1%.

Conclusion as to Value of Debt

Based on the analysis described above, and subject to the assumptions and limitations discussed below, Stanger determined the aggregate fair market value of our property-level debt to be approximately $2.0 billion, as of December 31, 2021.

Assumptions and Limitations

Stanger’s valuation of the property-level debt is subject to certain assumptions and limiting conditions, including: (i) Stanger has relied upon the most recent appraised values of the collateral properties as provided by the Company available at the time of its analyses and has assumed that such value estimate approximates the market value of the collateral property at or around the valuation date; (ii) Stanger has relied upon the most recent operating statements as provided by the Company and has assumed that such operating statements materially represents the current net operating income of the collateral property at or around the valuation date; (iii) Stanger has been provided with loan documents and/or loan summaries, loan payment schedules and other factual loan information by the Company and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (iv) Stanger has been provided with descriptive information concerning the collateral properties and has assumed such information is correct and materially representative of the property’s condition as of the valuation date; (v) no investigation has been made of, and no responsibility is assumed for legal matters including title or encumbrances and title to the collateral property is assumed to be good and marketable and the collateral property is assumed to be free and clear of liens (other than the mortgage being valued), easements, encroachments and other encumbrances unless otherwise stated in our report, and all improvements are assumed to lie within property boundaries; (vi) information furnished by others, upon which all or portions of Stanger’s value opinion is based is believed to be reliable, but has not been verified and no warranty is given as to the accuracy of such information; (vii) it is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any collateral property use on which the collateral property value proved to Stanger is based; (viii) full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, the Americans with Disabilities Act and similar laws and regulations is assumed; (ix) no responsibility is taken for changes in market conditions and no obligation is assumed to revise Stanger’s opinion of value to reflect events or conditions which occur subsequent to the valuation date hereof; (x) responsible ownership and competent property management are assumed for all collateral properties; (xi) all mortgages are assumed to be salable, transferable or assumable between parties and are further assumed not to be in default; and (xii) it is assumed that there are no hidden or unapparent conditions of the collateral property, subsoil, or structures that are not otherwise considered in the property appraised value conclusions provided to Stanger that would affect property value and no responsibility is assumed for such conditions. Stanger’s opinion of the property-loan value was predicated on the above assumptions.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated NAV per share for a 25 basis points increase and decrease in the residual capitalization rates and discount rates used in calculating the NAV as of December 31, 2021:

	NAV Per Share Due To
	Increase of 25 bps		Decrease of 25 bps
Residual Capitalization Rates	$6.00	Class A	$6.60	Class A
	$5.93	Class T	$6.53	Class T
Discount Rates	$6.03	Class A	$6.55	Class A
	$5.96	Class T	$6.48	Class T

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Consent of CBRE Hotels, Consulting
99.2	Consent of Robert A. Stanger & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Watermark Lodging Trust, Inc.

Date:	March 28, 2022	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chairman, Chief Executive Officer and President